     As filed with the Securities and Exchange Commission on July 23, 1999

                                            Registration Statement No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            NORTHWAY FINANCIAL, INC.
             (Exact name of Registrant as Specified in Its Charter)

     New Hampshire                                      04-3368379
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                                  9 Main Street
                                Berlin, NH 03570
                                 (603) 752-1171
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                        1999 STOCK OPTION AND GRANT PLAN
                            (Full Title of the Plan)

                              William J. Woodward
                Chairman, Chief Executive Officer and President
                            Northway Financial Inc.
                                 9 Main Street
                                Berlin, NH 03570
                                 (603) 752-1171

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

                             William P. Mayer, Esq.
                          Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum    Proposed Maximum
        Title of Securities                Amounts to be    Offering Price        Aggregate          Amount of
          Being Registered                  Registered(1)    Per Share(2)      Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share        175,000          $29.25           $5,118,750           $1,423.01
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also relates to such indeterminate number of additional shares of Northway
    Financial, Inc. Common Stock as may be required pursuant to the 1999 Stock Option and Grant Plan, as amended, in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under these plans or other similar event.

(2) This estimate is made pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities
    Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $1.00 per share, as reported on The NASDAQ National Market on July 20, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

         Northway Financial, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

         (a) the Registrant's most recent annual report on Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1998 on March 29, 1999;

         (b) the Registrant's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1999;

         (c) the Registrant's Proxy Statement as filed with the Securities and Exchange Commission on April 23, 1999;

         (d) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on September 27, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities.

         Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.     Indemnification of Directors and Officers.

         The Registrant is a New Hampshire corporation. In accordance with Chapter 293-A, Section 8.51 of the New Hampshire Business Corporation Act (the "NHBCA"), Article VII of the Registrant's Amended and Restated Articles of Incorporation (the "Articles") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director or an officer, except liability for: (a) the amount of a financial benefit received by such director or officer to which he is not entitled; (b) an intentional infliction of harm on the Corporation or its shareholders; (c) a violation of
Section 293-A.8.33 of the NHBCA; or (d) an intentional violation of criminal law. In addition, the Articles provide that if the NHBCA is amended to authorize the corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NHBCA. The Articles further provide that any repeal of Article VII by the stockholders or an amendment to the NHBCA shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

         Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful. The by-laws provide that these provisions of Article V are deemed to be a contract between the Corporation and each Officer and Non-Officer Employee.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.     Exemption from Registration Claimed.

         Not Applicable.

Item 8.     Exhibits.

         The following is a complete list of exhibits filed as part of this Registration Statement.

         *4.1  1999 Stock Option and Grant Plan
          5.1 Opinion of Goodwin, Procter & Hoar llp as to the legality of the securities being registered
         23.1  Consent of Goodwin, Procter & Hoar  llp (included in Exhibit 5.1)
         23.2  Consent of Shatswell, MacLeod & Company, P.C.
         24.1 Powers of Attorney (included on signature pages to this Registration Statement)

* Included as Exhibit A to Northway Financial Inc.'s Proxy Statement as filed on April 23, 1999.

Item 9.     Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Northway Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berlin, New Hampshire on this 21st day of July, 1999.

                                        Northway Financial, Inc.

                                        By:/s/ William J. Woodward
                                        William J. Woodward
                                        Chairman, Chief Executive
                                        Officer and President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of William J. Woodward and George L. Fredette such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                             Title                   Date
       ---------                             -----                   ----
/s/ William J. Woodward              Chairman of the Board,
--------------------------           Chief Executive Officer,
William J. Woodward                  President and Director
                                     (Principal Executive
                                     Officer)                     July 21, 1999

/s/ George L. Fredette               Senior Vice President
--------------------------           and Chief Financial
George L. Fredette                   Officer, (Principal
                                     Financial Officer and
                                     Principal Accounting
                                     Officer)                     July 21, 1999

/s/ Barry J. Kelley                  Director                     July 21, 1999
--------------------------
Barry J. Kelley

/s/ Randall G. Labnon                Director                     July 21, 1999
--------------------------
Randall G. Labnon

                                     Director                     July 21, 1999
--------------------------
Stephen G. Boucher


/s/ Peter H. Bornstein               Director                     July 21, 1999
--------------------------
Peter H. Bornstein

/s/ Charles H. Clifford, Jr.         Director                     July 21, 1999
--------------------------
Charles H. Clifford, Jr.

/s/ John D. Morris                   Director                     July 21, 1999
--------------------------
John D. Morris

                                     Director                     July 21, 1999
--------------------------
Bruce W. Keough

                                     Vice-Chairman of the
--------------------------           Board, Director              July 21, 1999
Fletcher W. Adams

/s/ John H. Noyes                    Director                     July 21, 1999
--------------------------
John H. Noyes

/s/ Arnold P. Hanson, Jr.            Director                     July 21, 1999
--------------------------
Arnold P. Hanson, Jr.

                                 EXHIBIT INDEX

Exhibit No.       Description

*4.1     1999 Stock Option and Grant Plan

 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)

23.2     Consent of Shatswell, MacLeod & Company, P. C.

24.1 Powers of Attorney (included on signature pages of this Registration Statement)

* Included as Exhibit A to Northway Financial Inc.'s Proxy Statement as filed on April 23, 1999.